Exhibit 99.1

Media Release
Peabody Reports Results for the Quarter Ended June 30, 2026
Centurion Mine Advancing Toward Targeted Production Rates

Seaborne Thermal Results Benefit from Higher Pricing

Multiple Strategic Financial Actions Further Strengthen Capital Structure

ST. LOUIS, July 29, 2026 – Peabody (NYSE: BTU) today reported net income attributable to common stockholders of $(90.6) million, or $(0.74) per diluted share, for the second quarter of 2026, compared to $(27.6) million, or $(0.23) per diluted share, in the prior-year quarter. Peabody reported Adjusted EBITDA1 of $24.0 million in the second quarter of 2026 compared to $93.3 million in the prior-year quarter.
“While second quarter results reflected temporarily lower volumes and higher costs, we are already seeing those impacts mitigate across our operations. We expect improved results in the second half of the year as performance at our flagship Centurion Mine achieves targeted production rates,” said Peabody President and Chief Executive Officer Jim Grech. “We’re targeting strong cash generation for the second half of 2026, fueled by our seaborne metallurgical and thermal segments.”
Highlights
•Completed significant longwall commissioning activities at Centurion and are targeting 1.5 to 2.0 million tons of sales in the second half of 2026, while costs and margins progress toward targeted run-rate levels.

•Issued $250 million of 0.5% 2031 convertible notes, purchased a capped call with a cap price of $50.61 per share and repurchased $241.2 million of 3.25% 2028 convertible notes (with a conversion price of $18.99 per share) for cash consideration of $386.8 million, effectively repurchasing 5.0 million shares.

•Revised U.S. and Australia surety arrangements reducing reclamation cash collateral requirements by approximately $350 million.

•Increased revolving credit facility capacity to $400 million.

•Awarded a grant from the U.S. Department of Energy to advance rare earth elements (REE) and critical minerals (CM) development opportunities in the Powder River Basin. Coupled with the Wyoming Energy Authority grant awarded earlier this year, the company continued to progress promising REE/CM opportunities.

•Declared a quarterly dividend of $0.075 per share on July 29, 2026, payable on Sept. 3, 2026, to stockholders of record on Aug. 12, 2026.
1 Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA margin is equal to segment Adjusted EBITDA divided by segment revenue. Revenue per Ton and Adjusted EBITDA Margin per Ton are equal to revenue by segment and Adjusted EBITDA by segment, respectively, divided by segment tons sold. Costs per Ton is equal to Revenue per Ton less Adjusted EBITDA Margin per Ton. Management believes Costs per Ton and Adjusted EBITDA Margin per Ton best reflect controllable costs and operating results at the reportable segment level. We consider all measures reported on a per ton basis, as well as Adjusted EBITDA margin, to be operating/statistical measures. Please refer to the tables and related notes herein for a reconciliation and definition of non-GAAP financial measures.

Second Quarter Segment Performance

Seaborne Thermal
	Quarter Ended			Six Months Ended
	Jun.	Mar.	Jun.	Jun.	Jun.
	2026	2026	2025	2026	2025
Tons sold (in millions)	3.0	3.0	3.6	6.0	8.0
Export	1.9	1.9	2.1	3.8	5.0
Domestic	1.1	1.1	1.5	2.2	3.0
Revenue per Ton	$74.85	$66.61	$53.22	$70.81	$57.25
Export - Avg. Realized Price per Ton	95.87	86.25	72.86	91.20	76.56
Domestic - Avg. Realized Price per Ton	36.69	32.62	24.19	34.66	24.57
Costs per Ton	57.93	50.26	44.10	54.17	42.61
Adjusted EBITDA Margin per Ton	$16.92	$16.35	$9.12	$16.64	$14.64
Adjusted EBITDA (in millions)	$52.1	$48.5	$33.5	$100.6	$117.7
Seaborne Thermal delivered Adjusted EBITDA of $52.1 million in the second quarter, realizing average prices 12.4 percent higher than the first quarter amid strong coal-fueled generation across multiple Asian countries. Costs per ton of $57.93 came in at the low end of guidance, reflecting strong production volumes at Wilpinjong.

Seaborne Metallurgical
	Quarter Ended			Six Months Ended
	Jun.	Mar.	Jun.	Jun.	Jun.
	2026	2026	2025	2026	2025
Tons sold (in millions)	2.5	2.0	2.2	4.5	4.0
Revenue per Ton	$148.04	$138.28	$114.79	$143.57	$119.40
Costs per Ton	155.08	141.72	118.97	148.96	118.39
Adjusted EBITDA Margin per Ton	$(7.04)	$(3.44)	$(4.18)	$(5.39)	$1.01
Adjusted EBITDA (in millions)	$(17.0)	$(7.0)	$(9.2)	$(24.0)	$4.0
Seaborne Metallurgical delivered Adjusted EBITDA of $(17.0) million in the quarter, as the continued commissioning of Centurion contributed to higher-than-expected costs. Sales volume exceeded expectations by 0.2 million tons due to higher volumes at Metropolitan and the CMJV. Realized pricing increased 7.1 percent quarter over quarter to $148.04 per ton, supported by growing supply constraints in China.

Powder River Basin
	Quarter Ended			Six Months Ended
	Jun.	Mar.	Jun.	Jun.	Jun.
	2026	2026	2025	2026	2025
Tons sold (in millions)	16.4	21.2	20.0	37.6	39.6
Revenue per Ton	$13.63	$13.65	$13.82	$13.64	$13.92
Costs per Ton	14.06	12.53	11.66	13.20	11.92
Adjusted EBITDA Margin per Ton	$(0.43)	$1.12	$2.16	$0.44	$2.00
Adjusted EBITDA (in millions)	$(7.1)	$23.7	$43.0	$16.6	$79.3
Powder River Basin delivered Adjusted EBITDA of $(7.1) million in the second quarter. Sales volume fell below targeted levels due to milder weather extending the spring shoulder season and longer coal generation plant maintenance downtimes ahead of summer. Costs totaled $14.06 per ton, reflecting lower volumes while maintaining full utilization of the equipment fleet to uncover more coal in advance of higher expected volumes in the second half of the year.

Other U.S. Thermal
	Quarter Ended			Six Months Ended
	Jun.	Mar.	Jun.	Jun.	Jun.
	2026	2026	2025	2026	2025
Tons sold (in millions)	3.0	3.3	2.9	6.3	6.0
Revenue per Ton	$55.26	$55.79	$54.08	$55.54	$54.20
Costs per Ton	46.13	44.37	49.39	45.20	46.43
Adjusted EBITDA Margin per Ton	$9.13	$11.42	$4.69	$10.34	$7.77
Adjusted EBITDA (in millions)	$26.9	$37.8	$13.5	$64.7	$46.4

Other U.S. Thermal delivered Adjusted EBITDA of $26.9 million in the quarter. Sales volumes of 3.0 million tons came in 0.4 million tons below expectations, reflecting the impact of mild weather and heavy rainfall at the end of the quarter resulting in rail outages. Despite these challenges, costs of $46.13 per ton were in line with guidance, reflecting disciplined cost management.

Centurion Update

Centurion made meaningful commissioning progress during the quarter. The operating team has implemented effective processes to address face conditions while maintaining production momentum and is working through remaining roof control issues, which are due to a limited rock fault zone. With operational constraints significantly reduced, Peabody's focus is on achieving targeted production rates.

The company is now targeting annual Centurion sales of 2.0 to 2.5 million tons, including 0.5 to 0.7 million tons in the third quarter. Costs are expected to trend more in line with expectations as production volumes increase.

Financial Update

At June 30, 2026, the company had $526.3 million cash and total liquidity of $959.1 million.

“Peabody enhanced its capital structure through a series of strategic financial transactions, including an opportunistic refinancing of convertible notes, revised surety arrangements that reduced restricted cash and collateral by approximately $350 million and increased our revolving credit facility to $400 million,” said Executive Vice President and Chief Financial Officer Mark Spurbeck. “Together, these actions unlock shareholder value, jump start shareholder returns, lower borrowing costs and increase financial flexibility.”

During the quarter, the company issued $250 million of 2031 convertible notes at a conversion price of $38.32 per share, which was effectively increased to $50.61 per share with a related capped call transaction. The company also repurchased $241.2 million of 2028 convertible notes for cash consideration of $386.8 million, effectively repurchasing 5.0 million shares. New surety arrangements resulted in a reduction to Restricted Cash and Collateral of approximately $350 million (43 percent). The company intends to evaluate additional 2028 convertible note repurchases and share repurchases in accordance with its shareholder return policy and financial strategy to increase free cash flow per share and maintain financial resiliency.

Third Quarter 2026 Outlook
Seaborne Thermal
•Volume is expected to be 3.0 million tons, including 1.9 million export tons. 1.1 million tons of Newcastle product and 0.8 million tons of high ash product are unpriced. Costs are anticipated to be $52—$57 per ton.
Seaborne Metallurgical

•Seaborne met volume is expected to be 1.9—2.1 million tons, a decrease from second quarter due to a longwall move at Metropolitan and an expected lock outage impacting sales at Shoal Creek. Sales are anticipated to achieve approximately 70-75 percent of the premium hard coking coal price index. Costs are anticipated to be $130—$140 per ton.
U.S. Thermal
•PRB volume is expected to be 22 million tons at an average price of $13.60 per ton and costs of approximately $11.75—$12.25 per ton.
•Other U.S. Thermal volume is expected to be 3.7 million tons at an average price of $58.20 per ton and costs of approximately $45—$49 per ton.
2026 Guidance Targets
For the full year outlook, the company is updating guidance. Seaborne thermal expects a volume increase of 200 thousand tons to 12.7 million tons. Seaborne met costs are expected to increase by approximately $10 per ton, primarily due to lower volumes and elevated contract labor, materials and supply costs at Centurion. The company also is increasing Powder River Basin costs by $0.25 per ton, reflecting lower first-half shipments.
Today’s earnings call is scheduled for 10 a.m. CT and can be accessed via the company’s website at PeabodyEnergy.com.
Peabody (NYSE: BTU) is a leading coal producer, providing essential products for the production of affordable, reliable energy and steel. Our commitment to sustainability underpins everything we do and shapes our strategy for the future. For further information, visit PeabodyEnergy.com.
Contact:
Kala Finklang
Email: ir@peabodyenergy.com

Guidance Targets

Segment Performance
	2026 Full Year
	Total Volume (millions of short tons)	Priced Volume (millions of short tons)	Priced Volume Pricing per Short Ton	Average Cost per Short Ton
Seaborne Thermal	12.4 - 13.0	8.3	$60.19	$49.50 - $54.50
Seaborne Thermal (Export)	7.9 - 8.5	3.8	$91.20	N/A
Seaborne Thermal (Domestic)	4.5	4.5	$34.00	N/A
Seaborne Metallurgical	8.8 - 10.3	4.5	$143.57	$130.00 - $145.00
PRB U.S. Thermal	82.0 - 88.0	80.8	$13.65	$12.00 - $12.50
Other U.S. Thermal	13.2 - 14.2	13.6	$56.70	$45.00 - $49.00

Other Annual Financial Metrics ($ in millions)
	2026 Full Year
SG&A	$115
Total Capital Expenditures	$340
ARO Cash Spend	$65

Supplemental Information

Seaborne Thermal	~50% of unpriced export volumes are expected to price on average at Globalcoal “NEWC” levels and ~50% are expected to have a higher ash content and price at 85-95% of API 5 price levels.
Seaborne Metallurgical	On average, Peabody's metallurgical sales are anticipated to price at 70-80% of the premium hard-coking coal index price (FOB Australia).
PRB and Other U.S. Thermal	PRB and Other U.S. Thermal volumes reflect volumes priced at June 30, 2026. Weighted average quality for the PRB segment 2026 volume is approximately 8,730 BTU.
Certain forward-looking measures and metrics presented are non-GAAP financial and operating/statistical measures. Due to the volatility and variability of certain items needed to reconcile these measures to their nearest GAAP measure, no reconciliation can be provided without unreasonable cost or effort.

Condensed Consolidated Statements of Operations (Unaudited)
For the Quarters Ended Jun. 30, 2026, Mar. 31, 2026 and Jun. 30, 2025 and the Six Months Ended Jun. 30, 2026 and 2025

(In Millions, Except Per Share Data)
	Quarter Ended			Six Months Ended
	Jun.	Mar.	Jun.	Jun.	Jun.
	2026	2026	2025	2026	2025
Revenue	$1,003.2	$973.3	$890.1	$1,976.5	$1,827.1
Operating Costs and Expenses (1)	953.9	864.7	789.4	1,818.6	1,559.6
Depreciation, Depletion and Amortization	107.5	109.5	93.4	217.0	185.5
Asset Retirement Obligation Expenses	13.8	13.6	13.8	27.4	27.4
Selling and Administrative Expenses	23.3	31.6	23.5	54.9	47.1
Restructuring Charges	2.3	1.1	3.5	3.4	5.2
Costs Related to Terminated Acquisition	2.3	3.0	18.8	5.3	21.2
Net Gain on Disposals	(4.4)	(11.7)	(14.8)	(16.1)	(20.0)
Loss from Equity Affiliates	9.9	5.7	0.9	15.6	7.6
Operating Loss	(105.4)	(44.2)	(38.4)	(149.6)	(6.5)
Interest Expense, Net of Capitalized Interest	12.7	10.7	11.1	23.4	22.6
Induced Conversion Expense	17.2	—	—	17.2	—
Interest Income	(12.1)	(13.1)	(13.8)	(25.2)	(29.2)
Net Periodic Benefit Credit, Excluding Service Cost	(0.3)	(0.4)	(7.4)	(0.7)	(14.8)
(Loss) Income from Continuing Operations Before Income Taxes	(122.9)	(41.4)	(28.3)	(164.3)	14.9
Income Tax (Benefit) Provision	(37.0)	(16.0)	(2.7)	(53.0)	2.2
(Loss) Income from Continuing Operations, Net of Income Taxes	(85.9)	(25.4)	(25.6)	(111.3)	12.7
Loss from Discontinued Operations, Net of Income Taxes	(0.3)	(0.2)	(0.4)	(0.5)	(0.7)
Net (Loss) Income	(86.2)	(25.6)	(26.0)	(111.8)	12.0
Less: Net Income Attributable to Noncontrolling Interests	4.4	6.8	1.6	11.2	5.2
Net (Loss) Income Attributable to Common Stockholders	$(90.6)	$(32.4)	$(27.6)	$(123.0)	$6.8

Adjusted EBITDA (2)	$24.0	$82.5	$93.3	$106.5	$237.3

Diluted EPS - (Loss) Income from Continuing Operations (3)(4)	$(0.74)	$(0.26)	$(0.22)	$(1.00)	$0.06

Diluted EPS - Net (Loss) Income Attributable to Common Stockholders (3)	$(0.74)	$(0.27)	$(0.23)	$(1.01)	$0.06

(1)	Excludes items shown separately.
(2)	Adjusted EBITDA is a non-GAAP financial measure. Refer to the “Reconciliation of Non-GAAP Financial Measures” section in this document for definitions and reconciliations to the most comparable measures under U.S. GAAP.
(3)
Weighted average diluted shares outstanding were 122.0 million, 122.0 million and 121.7 million during the quarters ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively. Weighted average diluted shares outstanding were 122.0 million and 122.3 million during the six months ended June 30, 2026 and 2025, respectively.

(4)	Reflects (loss) income from continuing operations, net of income taxes less net income attributable to noncontrolling interests.

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Condensed Consolidated Balance Sheets
As of Jun. 30, 2026 and Dec. 31, 2025

(Dollars In Millions)
	(Unaudited)
	Jun. 30, 2026	Dec. 31, 2025
Cash and Cash Equivalents	$526.3	$575.3
Accounts Receivable, Net	328.8	314.9
Inventories, Net	440.3	383.2
Other Current Assets	324.2	285.4
Total Current Assets	1,619.6	1,558.8
Property, Plant, Equipment and Mine Development, Net	3,081.9	3,153.3
Operating Lease Right-of-Use Assets	119.5	121.2
Restricted Cash and Collateral	459.8	844.1
Investments and Other Assets	124.9	127.6
Deferred Income Taxes	43.4	2.2
Total Assets	$5,449.1	$5,807.2

Current Portion of Long-Term Debt	$13.5	$15.2
Accounts Payable and Accrued Expenses	792.7	827.0
Total Current Liabilities	806.2	842.2
Long-Term Debt, Less Current Portion	325.5	321.2
Deferred Income Taxes	—	26.3
Asset Retirement Obligations, Less Current Portion	692.4	692.8
Accrued Postretirement Benefit Costs	108.0	109.2
Operating Lease Liabilities, Less Current Portion	85.9	87.5
Other Noncurrent Liabilities	133.2	145.8
Total Liabilities	2,151.2	2,225.0

Common Stock	1.9	1.9
Additional Paid-in Capital	3,865.8	4,004.8
Treasury Stock	(1,930.6)	(1,927.3)
Retained Earnings	1,214.4	1,355.9
Accumulated Other Comprehensive Income	97.1	101.1
Peabody Energy Corporation Stockholders' Equity	3,248.6	3,536.4
Noncontrolling Interests	49.3	45.8
Total Stockholders' Equity	3,297.9	3,582.2
Total Liabilities and Stockholders' Equity	$5,449.1	$5,807.2

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Condensed Consolidated Statements of Cash Flows (Unaudited)
For the Quarters Ended Jun. 30, 2026, Mar. 31, 2026 and Jun. 30, 2025 and the Six Months Ended Jun. 30, 2026 and 2025

(Dollars In Millions)
	Quarter Ended			Six Months Ended
	Jun.	Mar.	Jun.	Jun.	Jun.
	2026	2026	2025	2026	2025
Cash Flows From Operating Activities
Net Cash (Used In) Provided By Continuing Operations	$(0.7)	$30.6	$23.8	$29.9	$144.3
Net Cash Used in Discontinued Operations	(0.7)	(0.6)	(0.6)	(1.3)	(1.2)
Net Cash (Used In) Provided By Operating Activities	(1.4)	30.0	23.2	28.6	143.1
Cash Flows From Investing Activities
Additions to Property, Plant, Equipment and Mine Development	(58.4)	(85.4)	(94.2)	(143.8)	(164.6)
Changes in Accrued Expenses Related to Capital Expenditures	(1.5)	(37.1)	(3.4)	(38.6)	(42.0)
Proceeds from Disposal of Assets, Net of Receivables	—	5.4	5.3	5.4	12.5
Contributions to Joint Ventures	(172.1)	(165.6)	(153.0)	(337.7)	(291.3)
Distributions from Joint Ventures	173.5	160.2	155.9	333.7	306.7
Other, Net	(2.1)	(1.0)	(1.7)	(3.1)	(2.0)
Net Cash Used In Investing Activities	(60.6)	(123.5)	(91.1)	(184.1)	(180.7)
Cash Flows From Financing Activities
Proceeds from Long-Term Debt	360.0	—	—	360.0	—
Repayments of Long-Term Debt	(499.3)	(2.4)	(4.8)	(501.7)	(7.6)
Payment of Debt Issuance and Other Deferred Financing Costs	(14.3)	—	(0.1)	(14.3)	(1.8)
Purchase of Capped Calls	(16.7)	—	—	(16.7)	—
Excise Taxes Paid Related to Common Stock Repurchases	—	—	(1.7)	—	(1.7)
Repurchase of Employee Common Stock Relinquished for Tax Withholding	—	(3.3)	—	(3.3)	(0.8)
Dividends Paid	(9.1)	(9.2)	(9.2)	(18.3)	(18.3)
Distributions to Noncontrolling Interests	—	(7.7)	—	(7.7)	(14.7)
Net Cash Used In Financing Activities	(179.4)	(22.6)	(15.8)	(202.0)	(44.9)
Net Change in Cash, Cash Equivalents and Restricted Cash	(241.4)	(116.1)	(83.7)	(357.5)	(82.5)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	1,168.4	1,284.5	1,383.8	1,284.5	1,382.6
Cash, Cash Equivalents and Restricted Cash at End of Period	$927.0	$1,168.4	$1,300.1	$927.0	$1,300.1

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Reconciliation of Non-GAAP Financial Measures (Unaudited)
For the Quarters Ended Jun. 30, 2026, Mar. 31, 2026 and Jun. 30, 2025 and the Six Months Ended Jun. 30, 2026 and 2025

(Dollars In Millions)
Note: Management believes that non-GAAP financial measures are used by investors to measure our operating performance. These measures are not intended to serve as alternatives to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

	Quarter Ended			Six Months Ended
	Jun.	Mar.	Jun.	Jun.	Jun.
	2026	2026	2025	2026	2025
(Loss) Income from Continuing Operations, Net of Income Taxes	$(85.9)	$(25.4)	$(25.6)	$(111.3)	$12.7
Depreciation, Depletion and Amortization	107.5	109.5	93.4	217.0	185.5
Asset Retirement Obligation Expenses	13.8	13.6	13.8	27.4	27.4
Restructuring Charges	2.3	1.1	3.5	3.4	5.2
Costs Related to Terminated Acquisition	2.3	3.0	18.8	5.3	21.2
Changes in Amortization of Basis Difference Related to Equity Affiliates	(0.7)	(0.6)	(0.8)	(1.3)	(1.4)
Interest Expense, Net of Capitalized Interest	12.7	10.7	11.1	23.4	22.6
Induced Conversion Expense	17.2	—	—	17.2	—
Interest Income	(12.1)	(13.1)	(13.8)	(25.2)	(29.2)
Unrealized Losses (Gains) on Foreign Currency Option Contracts	3.9	(0.3)	(4.1)	3.6	(8.4)
Take-or-Pay Contract-Based Intangible Recognition	—	—	(0.3)	—	(0.5)
Income Tax (Benefit) Provision	(37.0)	(16.0)	(2.7)	(53.0)	2.2
Adjusted EBITDA (1)	$24.0	$82.5	$93.3	$106.5	$237.3

Operating Costs and Expenses	$953.9	$864.7	$789.4	$1,818.6	$1,559.6
Unrealized (Losses) Gains on Foreign Currency Option Contracts	(3.9)	0.3	4.1	(3.6)	8.4
Take-or-Pay Contract-Based Intangible Recognition	—	—	0.3	—	0.5
Net Periodic Benefit Credit, Excluding Service Cost	(0.3)	(0.4)	(7.4)	(0.7)	(14.8)
Total Segment Costs (2)	$949.7	$864.6	$786.4	$1,814.3	$1,553.7

(1)	Adjusted EBITDA is defined as (loss) income from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expenses and depreciation, depletion and amortization. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing the reportable segments’ operating performance, as displayed in the reconciliation above. Adjusted EBITDA is used by the chief operating decision maker as the primary financial metric to measure each segment's operating performance against expected results and to allocate resources, including capital investment in mining operations and potential expansions.
(2)	Total Segment Costs is defined as operating costs and expenses adjusted for the discrete items that management excluded in analyzing each reportable segment's operating performance, as displayed in the reconciliation above. Total Segment Costs is used by management as a component of a metric to measure each segment's operating performance.

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Supplemental Financial Data (Unaudited)
For the Quarters Ended Jun. 30, 2026, Mar. 31, 2026 and Jun. 30, 2025 and the Six Months Ended Jun. 30, 2026 and 2025

	Quarter Ended			Six Months Ended
	Jun.	Mar.	Jun.	Jun.	Jun.
	2026	2026	2025	2026	2025
Tons Sold (In Millions)	24.9	29.6	28.7	54.5	57.6

Revenue Summary (In Millions)
Seaborne Thermal	$230.6	$197.5	$195.1	$428.1	$460.2
Seaborne Metallurgical	358.3	283.0	252.2	641.3	472.3

Powder River Basin	223.8	289.5	275.7	513.3	551.3
Other U.S. Thermal	163.2	184.5	155.1	347.7	323.8
Total U.S. Thermal	387.0	474.0	430.8	861.0	875.1
Corporate and Other	27.3	18.8	12.0	46.1	19.5
Total	$1,003.2	$973.3	$890.1	$1,976.5	$1,827.1

Total Segment Costs Summary (In Millions) (1)
Seaborne Thermal	$178.5	$149.0	$161.6	$327.5	$342.5
Seaborne Metallurgical	375.3	290.0	261.4	665.3	468.3

Powder River Basin	230.9	265.8	232.7	496.7	472.0
Other U.S. Thermal	136.3	146.7	141.6	283.0	277.4
Total U.S. Thermal	367.2	412.5	374.3	779.7	749.4
Corporate and Other	28.7	13.1	(10.9)	41.8	(6.5)
Total	$949.7	$864.6	$786.4	$1,814.3	$1,553.7

Other Supplemental Financial Data (In Millions)
Adjusted EBITDA - Seaborne Thermal	$52.1	$48.5	$33.5	$100.6	$117.7
Adjusted EBITDA - Seaborne Metallurgical	(17.0)	(7.0)	(9.2)	(24.0)	4.0

Adjusted EBITDA - Powder River Basin	(7.1)	23.7	43.0	16.6	79.3
Adjusted EBITDA - Other U.S. Thermal	26.9	37.8	13.5	64.7	46.4
Adjusted EBITDA - Total U.S. Thermal	19.8	61.5	56.5	81.3	125.7
Middlemount	(10.1)	(5.0)	(1.3)	(15.1)	(8.2)
Resource Management Results (2)	8.3	14.0	17.3	22.3	22.8
Selling and Administrative Expenses	(23.3)	(31.6)	(23.5)	(54.9)	(47.1)
Other Operating Costs, Net (3)	(5.8)	2.1	20.0	(3.7)	22.4
Adjusted EBITDA (1)	$24.0	$82.5	$93.3	$106.5	$237.3

(1)	Total Segment Costs and Adjusted EBITDA are non-GAAP financial measures. Refer to the “Reconciliation of Non-GAAP Financial Measures” section in this document for definitions and reconciliations to the most comparable measures under U.S. GAAP.
(2)	Includes gains (losses) on certain surplus coal reserve, coal resource and surface land sales and property management costs and revenue.
(3)	Includes trading and brokerage activities, costs associated with post-mining activities, gains (losses) on certain asset disposals, minimum charges on certain transportation-related contracts, results from the Company’s other equity method investments, costs associated with suspended operations, holding costs associated with the Centurion Mine, the impact of foreign currency remeasurement and expenses related to the Company’s other commercial activities.

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's or the Board’s current expectations or predictions of future conditions, events, or results. All statements that address operating performance, events, or developments that may occur in the future are forward-looking statements, including statements regarding the shareholder return framework, execution of the Company’s operating plans, market conditions for the Company’s products, reclamation obligations, financial outlook, potential acquisitions and strategic investments, and liquidity requirements. All forward-looking statements speak only as of the date they are made and reflect Peabody's good faith beliefs, assumptions, and expectations, but they are not guarantees of future performance or events. Furthermore, Peabody disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond Peabody's control, that are described in Peabody's periodic reports filed with the SEC including its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2025, and other factors that Peabody may describe from time to time in other filings with the SEC. You may get such filings for free at Peabody's website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.